                                                                                         EXHIBIT 11
                                            UNISYS CORPORATION
                             STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                               FOR THE THREE YEARS ENDED DECEMBER 31, 1995
                                       (Millions, except share data)
                                                              1995           1994           1993
---------------------------------------------------------------------------------------------------
Primary Earnings Per Common Share

Average Number of Outstanding Common Shares               171,238,499    170,752,220    162,735,752
Additional Shares Assuming Exercise of Stock Options          719,308      1,563,156      2,333,930
                                                          -----------    -----------    -----------
Average Number of Outstanding Common Shares and
    Common Share Equivalents                              171,957,807    172,315,376    165,069,682
                                                          ===========    ===========    ===========
Income (Loss) From Continuing Operations Before
    Extraordinary Items and Changes in
    Accounting Principles                                     $(627.3)        $ 12.1         $286.3
Dividends on Series A, B and C Preferred Stock                 (120.3)        (120.1)        (121.6)
                                                          -----------    -----------    -----------
Primary Earnings (Loss)  on Common Shares
  Before Discontinued Operations, Extraordinary Items
    and Changes in Accounting Principles                       (747.6)        (108.0)         164.7
Income From Discontinued Operations                               2.7           96.1           75.3
Extraordinary Items                                                           (  7.7)         (26.4)
Effect of Changes in Accounting Principles                                                    230.2
                                                          -----------    -----------    -----------
Primary Earnings (Loss) on Common Shares                      $(744.9)        $(19.6)        $443.8
                                                          ===========    ===========    ===========

Primary Earnings (Loss) Per Common Share
    Continuing Operations                                      $(4.35)         $(.63)         $1.00
    Discontinued Operations                                       .02            .56            .46
    Extraordinary Items                                                         (.04)          (.16)
    Effect of Changes in Accounting Principles                                                 1.39
                                                          -----------    -----------    -----------
       Total                                                   $(4.33)         $(.11)         $2.69
                                                          ===========    ===========    ===========

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
    Shares and Common Share Equivalents                   171,957,807    172,315,376    165,069,682
Additional Shares:
    Assuming Conversion of Series A Preferred Stock        47,454,636     47,454,500     47,586,877
    Assuming Conversion of 8 1/4% Convertible Notes        33,697,387     33,698,698     33,699,634
    Attributable to Stock Options                              26,244        111,276        193,741
                                                          -----------    -----------    -----------
Common Shares Outstanding Assuming Full Dilution          253,136,074    253,579,850    246,549,934
                                                          ===========    ===========    ===========

Primary Earnings (Loss) on Common Shares Before
    Discontinued Operations, Extraordinary
    Items and Changes In Accounting Principles                $(747.6)       $(108.0)        $164.7
Exclude Dividends on Series A Preferred Stock                   106.5          106.5          106.8
Interest Expense on 8 1/4% Convertible Notes,
    Net of Applicable Tax                                        17.8           17.8           17.8
                                                          -----------    -----------    -----------
Fully Diluted Earnings (Loss) on Common Shares Before
    Discontinued Operations, Extraordinary
      Items and Changes In Accounting Principles               (623.3)          16.3          289.3
Income From Discontinued Operations                               2.7           96.1           75.3
Extraordinary Items                                                            ( 7.7)         (26.4)
Effect of Changes in Accounting Principles                                                    230.2
                                                          -----------    -----------    -----------
Fully Diluted Earnings (Loss) on Common Shares                $(620.6)        $104.7         $568.4
                                                          ===========    ===========    ===========

Fully Diluted Earnings (Loss) Per Common Share
    Continuing Operations                                      $(2.46)         $ .06          $1.17
    Discontinued Operations                                       .01            .38            .31
    Extraordinary Items                                                         (.03)          (.11)
    Effect of Changes in Accounting Principles                                                  .94
                                                          -----------    -----------    -----------
    Total                                                      $(2.45)          $.41          $2.31
                                                          ===========    ===========    ===========


Earnings (Loss) Per Common Share As Reported

Primary
    Continuing Operations                                      $(4.37)      $(  .63)          $1.00
    Discontinued Operations                                       .02           .56             .46
    Extraordinary Items                                                      (  .04)           (.16)
    Effect of Changes in Accounting Principles                                                 1.39
                                                          -----------    -----------    -----------
    Total                                                      $(4.35)<F1>   $( .11)<F1>      $2.69
                                                          ===========    ===========    ===========

Fully Diluted
    Continuing Operations                                      $(4.37)      $(  .63)          $1.17
    Discontinued Operations                                       .02           .56             .31
    Extraordinary Items                                                        (.04)          ( .11)
    Effect of Changes in Accounting Principles                                                  .94
                                                          -----------    -----------    -----------
    Total                                                      $(4.35)<F1>   $( .11)<F1>      $2.31
                                                          ===========    ===========    ===========

<F1> Based on weighted average number of outstanding common shares since inclusion of common stock equivalents or assumed conversion of 8 1/4% notes or Series A Convertible Preferred Stock would have been antidilutive.
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